                                    EXHIBIT A

                                                                  EXECUTION COPY

                   PREFERRED STOCK RECAPITALIZATION AGREEMENT


                  This PREFERRED STOCK RECAPITALIZATION AGREEMENT is dated as of June 27, 2002, between TransMontaigne Inc., a Delaware corporation (the "Company"), and the Investor listed on the signature page of this Agreement (the "Investor").


                                   WITNESSETH:


                  WHEREAS, the Company desires to recapitalize (the "Recapitalization") 157,715.2402 of the outstanding shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and 9,841,493 of the outstanding Warrants to purchase three-fifths of one share of the Common Stock of the Company (the "Warrants") into an aggregate of (i) 11,902,705 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), (ii) $21,303,000 in cash (including accrued but unpaid dividends on all the Series A Preferred Stock through June 30, 2002), and (iii) $72,890,000 liquidation value of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and the Investor has agreed to participate in the Recapitalization on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1. RECAPITALIZATION OF PREFERRED STOCK AND WARRANTS

                  (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, the Investor agrees to tender to the Company on the Closing Date specified in
Section 2 hereof, the number of shares of Series A Preferred Stock in certificated form (except for fractional shares which are held by the Company's transfer agent in book-entry form) and the number of Warrants set forth opposite the Investor's name on Schedule 1 hereto to be recapitalized for, and the Company agrees to issue and/or deliver to the Investor, (i) the number of shares of Common Stock in certificated form, (ii) the amount in cash net of tax withholding, if applicable and (iii) the number of shares of Series B Preferred Stock, each as set forth opposite the Investor's name on Schedule 1 hereto (the "Proceeds"). The shares of Series B Preferred Stock being acquired under this Agreement by the Investor and by the other Investors under the other Recapitalization Agreements are collectively referred to herein as the "Shares", containing rights and privileges as more fully set forth in the



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                                                                              17



Certificate of Designations of the Company in the form attached hereto as Exhibit A (the "Certificate of Designations").

                  (b) The shares of Series A Preferred Stock and the Warrants held by the holders thereof listed on Schedule 1 hereto (all such holders who participate in the Recapitalization being herein called the "Investors") are being recapitalized by the Company pursuant to this Agreement and the other Preferred Stock Recapitalization Agreements (all such agreements collectively, as from time to time supplemented or amended or as the terms thereof may be waived, the "Recapitalization Agreements"). All Recapitalization Agreements shall be identical except as to the identities of the respective Investors, the number of shares of Series A Preferred Stock and the number of Warrants to be tendered by each Investor in the Recapitalization, the consideration to be received by each Investor and the date of such Recapitalization Agreement; provided, however, that the proportions of cash, before withholding taxes, if any, Initial Common Stock and Shares paid in consideration for the Recapitalization (other than any payment in cash for fractional shares of Initial Common Stock) received by each Investor shall be identical. The Recapitalization under each of the Recapitalization Agreements is a separate transaction, and no Investor shall have any liability under any Recapitalization Agreement other than the Recapitalization Agreement to which it is a party.

                  (c) The amount of cash withheld pursuant to Section 1(a) (ii), as indicated on Schedule 1 hereto, shall be the amount of any withholding tax assessed or assessable on the Proceeds or any prior cash dividends on the Series A Preferred Stock, to the extent required by law.

                  (d) All shares of Series A Preferred Stock recapitalized pursuant to this Agreement shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series A Preferred Stock.

                  (e) The Company intends (i) to treat the Recapitalization as a reorganization within the meaning of Section 368(a)(1) of the Code, (ii) to treat the Series A Preferred Stock and the Series B Preferred Stock as other than "preferred stock" within the meaning of Section 305(b) of the Code and Treas. Reg. Section 1.305-5(a) and (iii) to amend its 2001 U.S. Federal income tax information returns with respect to distributions paid-in-kind on the Series A Preferred Stock to treat such distributions as other than "dividends" within the meaning of Section 6042 of the Code.


SECTION 2. THE CLOSING

                  (a) Subject to the terms and conditions hereof, the closing of the Recapitalization (the "Closing") will take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York at 2:00 P.M., New York City time, on June 28, 2002 or such later time and date as shall be specified by the Company and mutually



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                                                                              18



agreed to by the Investors (with at least 48 hours notice). Such time and date are herein referred to as the "Closing Date".

                  (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Investor (x) a certificate registered in the Investor's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of shares of Common Stock set forth opposite the Investor's name on Schedule 1 hereto, (y) a certificate registered in the Investor's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite the Investor's name on Schedule 1 hereto and (z) a wire transfer in an amount equal to the amount set forth opposite the Investor's name on Schedule 1 hereto and
(ii) the Investor will deliver to the Company (x) certificates evidencing the number of whole shares of Series A Preferred Stock set forth opposite the Investor's name on Schedule 1 hereto and (y) certificates evidencing the number of Warrants set forth opposite the Investor's name on Schedule 1 hereto.

                  At least seven (7) calendar days prior to the Closing Date, the Investor shall provide the Company with current wire transfer instructions for payment of the cash portion of the consideration to be paid in the Recapitalization and any future cash dividends paid in respect of the Series B Preferred Stock. As long as the Investor continues to hold Shares, the Investor shall provide the Company promptly with any updated wire transfer instructions for payment of dividends in respect of such Shares.


SECTION 3. DEFINITIONS

                  (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural form of the terms defined):

                  "Additional Shares of Stock" has the meaning set forth in
Section 12 of the Certificate of Designations.

                  "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. The holding of Initial Common Stock



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                                                                              19



or Shares (or of Conversion Shares obtained upon conversion of Shares), and the rights under any Recapitalization Agreement or under the Certificate of Designations, the Stockholders' Agreement or the Registration Rights Agreement, or the exercise of any such rights, shall not cause an Investor to be deemed to be an "Affiliate" of the Company or of any Subsidiary.

                  "Agreement" means this Preferred Stock Recapitalization Agreement (together with exhibits and schedules) as from time to time supplemented or amended or as the terms hereof may be waived.

                  "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or any Subsidiary, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however, designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                  "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

                  "Capitalized Leases" means any lease to which the Company or a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and which is required to be capitalized in accordance with generally accepted accounting principles consistently applied.

                  "Certificate of Designations" has the meaning set forth in
Section 1(a) hereof.

                  "Closing" has the meaning set forth in Section 2(a) hereof.

                  "Closing Date" has the meaning set forth in Section 2(a) hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                  "Commission" means the Securities and Exchange Commission and any successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share, and shall also include any capital stock or other securities of the Company into which the Common Stock is changed, including by way of a reclassification, combination or subdivision.


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                                                                              20


                  "Company" means TransMontaigne Inc., a Delaware corporation, and its successors and assigns.

                  "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

                  "Conversion Price" has the meaning set forth in Section 3 of the Preferred Stock and Warrant Purchase Agreements.

                  "Conversion Share" or "Conversion Shares" means the shares of the Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares.

                  "Credit Agreement" means the Fourth Amended and Restated Credit Agreement dated as of February 11, 2000, between the Company and Fleet National Bank (formerly BankBoston, N.A.) as agent, as amended, modified or the terms of which are waived from time to time, or one or more credit agreements, that subsequent to the termination or expiration of the Credit Agreement, may be entered into to refinance the indebtedness incurred in connection with the Credit Agreement or any successor credit agreement, as amended, modified or the terms of which are waived from time to time.

                  "Derivative Security" has the meaning set forth in Section 12 of the Certificate of Designations.

                  "Environmental Laws" means all applicable federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, Environmental Permits, rules and regulations and common law relating to the protection of the environment and human health or relating to the release, handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; The Occupational Safety and Health Act, 29 U.S.C. Section 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., all as may be amended or superseded from time to time.

                  "Environmental Lien" means any Liens arising under or pursuant to any Environmental Law.



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                                                                              21


                  "Environmental Permits" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Authority under any applicable Environmental Law.

                  "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company or any of its Subsidiaries (within the meaning of Section 414(b) or (c) or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code).

                  "Exercise Price" has the meaning set forth in the Introduction to the Warrant Agreement.

                  "Fair Market Value" has the meaning set forth in Section 12 of the Certificate of Designations.

                  "Financial Officer" of the Company means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Investor by the secretary or other appropriate attesting officer of the Company.

                  "Governmental Authority" means any federal, state, or local governmental agency or authority (including regulatory authority) having jurisdiction over the Company or any of its Subsidiaries or any of its respective assets or businesses.

                  "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Company or its Subsidiaries which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and



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                                                                              22



the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

                  "Hazardous Materials" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter designated or regulated as "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants" under any Environmental Law.

                  "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, (1) Indebtedness of the Company to any of its wholly-owned Subsidiaries or Indebtedness of any wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary, and (2) any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of the Company or of any Subsidiary.

                  "Initial Common Stock" means the shares of Common Stock issued upon the Recapitalization of the Series A Preferred Stock and the Warrants, such shares having an implied value of $5.53 per share based on the liquidation value of the shares of Series A Preferred Stock recapitalized and the shares of Series B Preferred Stock and cash issued pursuant to the Recapitalization Agreements.

                  "Institutional Investors" means all of the Investors which are parties to the Stockholders' Agreement.

                  "Investment" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, or not less than the fair market value of such property and (v) any commitment or option to make an Investment if, in the case of an option, the


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                                                                              23



consideration for the acquisition of such option exceeds $10,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Company or in a wholly-owned Subsidiary, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company or a Subsidiary, (3) shall not include temporary investments of excess cash of the Company or of any Subsidiary in any of the following: (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and (4) shall not include Investments of the Company or any Subsidiary existing on the date hereof.

                  "Investor" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Investor") on the execution page of this Agreement, together with its successors.

                  "Investors" has the meaning set forth in Section 1(b) hereof, together with their respective successors.

                  "knowledge of the Company" or "Company's knowledge" means the actual knowledge, after due inquiry, of the executive officers of the Company.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

                  "Material Adverse Effect" means a material adverse effect on the business, assets, operations, condition (financial or other) or prospects of the Company and its Subsidiaries on a consolidated basis.

                  "Notice Period" has the meaning set forth in Section 14(a) hereof.

                  "Outstanding" or "outstanding" means (a) when used with reference to the Shares or Initial Common Stock as of a particular time, all Shares or shares of Common Stock theretofore duly issued except (i) Shares or shares of Common Stock theretofore reported as lost,



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                                                                              24



stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or shares of Common Stock have been issued by the Company, (ii) Shares and shares of Common Stock theretofore canceled by the Company and (iii) Shares and shares of Common Stock registered in the name of, as well as Shares and shares of Common Stock owned beneficially by, the Company, any Subsidiary or any of their Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the persons which are identified as "Investors" on Schedule 1 hereto or (y) any Affiliates of any such persons.

                  "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                  "Person" or "person" shall mean an individual, partnership, corporation, trust, unincorporated organization, joint venture, government agency, political subdivision or any other entity of any kind.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes, without limitation, the Series B Preferred Stock.

                  "Preferred Stock and Warrant Purchase Agreements" means the Preferred Stock and Warrant Purchase Agreements between the Company and each of the Investors, dated March 1999.

                  "Proceeds" has the meaning specified in Section 1(a) hereof.

                  "Recapitalization" has the meaning specified in the recitals to this Agreement.

                  "Recapitalization Agreements" has the meaning specified in
Section 1(b) hereof.

                  "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of March 25, 1999 and amended and restated as of the Closing Date,



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                                                                              25



among the Company and each of the Investors and any other Preferred Stock Investors (as defined in the Registration Rights Agreement).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "SEC Reports" has the meaning set forth in Section 4.2 hereof.

                  "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share, which will be cancelled upon the recapitalization by the Company of such Series A Preferred Stock on the Closing Date.

                  "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share, which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Certificate of Designations.

                  "Shares" has the meaning set forth in Section 1(a) hereof. In the event that any Shares are transferred (other than a transfer to an Affiliate of the Investor), then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any provision of this Agreement.

                  "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Closing Date, among the Company, the Institutional Investors and certain officers of the Company.

                  "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "Warrants" has the meaning set forth in the preamble to this Agreement.

                  "Warrant Agreement" means the Warrant Agreement between the Company and BankBoston, N.A., as the Warrant Agent, dated March 25, 1999.

                  (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                        (i) the words "herein", "hereof" and "hereunder" and
            other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                        (ii) any uses of the masculine, feminine or neuter
            gender shall also be deemed to include any other gender, as appropriate;

                        (iii) all references herein to actions by the Company or
            any Subsidiary, such as "exchange", "redeem", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise; and

                        (iv) each of the representations and warranties of the
            Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 or otherwise.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Investor as follows as of the date hereof and as of the Closing Date:

                  4.1 Corporate Existence, Power and Authority.

                  (a) The Company and each active Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation. The Company and each Subsidiary are duly qualified, licensed and authorized to do business and are in good standing in each jurisdiction in which they own or lease any property or in which the conduct of their business requires them to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a Material Adverse Effect. Each of the Company and each Subsidiary has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

                  (b) No proceeding has been commenced for the dissolution or merger of the Company or the amendment of its certificate of incorporation (other than the Certificate of Designations). The Company is not in violation in any respect of its certificate of incorporation or by-laws.

                  (c) The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under (i) the Recapitalization Agreements, including, without limitation, the issuance by the Company of the Initial Common Stock, the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations, (ii) the Stockholders' Agreement and (iii) the Registration Rights Agreement. The execution, delivery and performance of the Recapitalization Agreements, the Stockholders' Agreement and the Registration Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Initial Common Stock, the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered the Recapitalization Agreements, the Stockholders' Agreement and the Registration Rights Agreement. The Recapitalization Agreements, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to the rights of creditors generally from time to time in effect, to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

                  4.2 Capital Stock.

                  (a) The authorized capital stock of the Company consists of
(i) 80,000,000 shares of Common Stock, par value $.01 per share, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which 250,000 shares have been designated as Series A Convertible Preferred Stock and, after giving effect to the Certificate of Designations, 100,000 shares will have been designated as Series B Convertible Preferred Stock. On the date hereof, there are outstanding (i) 182,136.4806 shares of Series A Convertible Preferred Stock and (ii) 32,174,616 shares of Common Stock. On the Closing Date, after giving effect to the Recapitalization Agreements but not taking into account any repurchase by the Company of the shares of Common Stock owned by First Reserve Fund VI, Limited Partnership, (a) 24,421.2402 shares of Series A Convertible Preferred Stock, (b) no more than 72,890 shares of Series B Convertible Preferred Stock and (c) 44,077,321 shares of Common Stock will be outstanding and 3,340,139 shares of Common Stock (as of May 31, 2002) are reserved for issuance under the Company's equity incentive plans. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series B Convertible Preferred Stock will be, when issued in accordance with the terms of the Series B Convertible Preferred Stock, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 2 hereto or pursuant to the Recapitalization Agreements, none of the shares of the Company's capital stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

                  (b) The only shares of the Company's Common Stock reserved for issuance by the Company are (i) shares of Common Stock to be issued upon conversion of the Shares, (ii) shares of Common Stock to be issued upon conversion of the Series A Preferred Stock and exercise of the Warrants, (iii) shares of Common Stock to be issued pursuant to the Company's equity incentive plans and (iv) additional shares of Common Stock reserved for issuance not in excess of 100,000 shares in the aggregate.

                  (c) Except as disclosed on Schedule 2 hereto or pursuant to the Recapitalization Agreements, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue or sell shares of its capital stock or other securities.

                  (d) Except as disclosed on Schedule 2 hereto, there are no outstanding registration rights with respect to any capital stock of the Company or of any Subsidiary, which will be outstanding on the Closing Date, or any capital stock referred to in Section 4.2(b) or 4.2(c) or in the last sentence of
Section 4.3(b) below.

                  (e) Except as disclosed on Schedule 2 hereto, there are no voting agreements, voting trusts, proxies or other agreements or understandings with third parties to which the Company is a party with respect to the voting of any capital stock of the Company or any Subsidiary.

                  (f) Except as disclosed on Schedule 2 hereto or pursuant to the Recapitalization Agreements, there are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company or any Subsidiary or any capital stock referred to in Section 4.2(b) or 4.2(c) or in the last sentence of Section 4.3(b) below.

                  (g) The Certificate of Designations has been duly adopted by the Company and as of the Closing Date will be in full force and effect. Upon filing of the Certificate of Designations with the Secretary of State of Delaware, the Shares will have all of the rights, priorities and terms set forth in the Certificate of Designations.

                  (h) To the knowledge of the Company, those persons who, as of the date hereof, beneficially own, directly or indirectly, more than 5% of the Company's outstanding Common Stock are as follows: Cortlandt S. Dietler, First Reserve Corporation and its managed funds, Merrill Lynch Investment Managers, L.P., Louis Dreyfus Corporation, Vencap Holdings (1987) Pte Ltd, Yorktown Partners LLC, Vestar Capital Partners III, L.P. and JPMorgan Chase & Co.

                  4.3. Subsidiaries.

                  (a) The only Subsidiaries of the Company are those set forth on Schedule 2 hereto. Such Subsidiaries are owned as set forth on Schedule 2 hereto. Neither the Company nor any Subsidiary has any Investments in any other Person, except as described on Schedule 2 hereto.

                  (b) All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed on Schedule 2 hereto, are owned beneficially and of record by the Company free and clear of all Liens, options or claims of any kind. Except as disclosed on Schedule 2 hereto, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                  (c) Except as described on Schedule 2 hereto, there are no restrictions (whether by charter, agreement, instrument, judgment, decree, order or otherwise (other than by applicable law)) that prohibit any Subsidiary from paying dividends to the Company.

                  4.4. Business.

                  The Company and its Subsidiaries are engaged primarily in the business of providing a broad range of logistical services, including transportation, terminaling, supply, distribution, gathering, processing and marketing, of petroleum products and petrochemicals. Neither the Company nor any of its Subsidiaries currently engages in, or has any intention of engaging in, any other business. The Company is not subject to the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or subject to regulation as a "public utility" or "public service corporation" or subject to regulation under the applicable legal requirements of any state relating to public utilities and/or public service corporations.

                  4.5. No Defaults or Conflicts.

                  (a) Neither the Company nor any of its Subsidiaries is in violation or default in any material respect under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound other than for such defaults as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s) other than for such defaults as could not reasonably be expected to have a Material Adverse Effect.

                  (b) Other than as set forth on Schedule 2, the execution, delivery and performance by the Company of the Recapitalization Agreements, the Stockholders' Agreement and the Registration Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations and the adoption of the Certificate of Designations as an amendment to the Company's certificate of incorporation) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the respective certificates or articles of incorporation or by-laws of the Company or any of its Subsidiaries (or with respect to any Subsidiary organized under the laws of a jurisdiction outside the United States, the respective comparable documents under the laws of such jurisdiction) or (B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, or any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or any agreement, indenture or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties, (ii) result in the creation of any Lien upon any of the Company's or any Subsidiary's properties, assets or revenues, (iii) other than
(A) as required by Delaware law or the Securities Exchange Act (with respect to filings only) or (B) with respect to the Registration Rights Agreement, pursuant to the Securities Act or state securities laws, require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval), or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

                  4.6. Other Information.

                  Since June 30, 2001, except as disclosed on Schedule 2 hereto or in the Company's quarterly reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002, (i) the business of the Company and the Subsidiaries has been conducted in the ordinary course and
(ii) there have been no material adverse changes in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, except as disclosed on Schedule 2 hereto, there are no material liabilities of the Company or any Subsidiary which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with United States generally accepted accounting principles consistently applied, other than liabilities provided for in the historical financial statements included in the Company's filings with the Commission pursuant to the Securities Act.

                  4.7. Litigation.

                  Except as disclosed on Schedule 2 hereto, there is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company or the Subsidiaries, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of the Recapitalization Agreements, the Certificate of Designations, the Stockholders' Agreement, the Registration Rights Agreement, the Shares, or the Initial Common Stock or any action taken or to be taken pursuant hereto or thereto, or (ii) could reasonably be expected to have a Material Adverse Effect.

                  4.8. Taxes.

                  Each of the Company and each Subsidiary has timely filed or caused to be filed all

Tax Returns required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  4.9. ERISA.

                  (a) All Benefit Plans are listed in Schedule 2, and copies of all documentation relating to such Benefit Plans have been delivered or made available to the Investors (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

                  (b) Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code except where the failure to comply would not be reasonably expected to result in a material liability, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

                  (c) No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code, and neither the Company nor any ERISA Affiliate has incurred any liability to a Benefit Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) with respect to any Benefit Plan subject to Title IV of ERISA.

                  (d) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said section 4043 other than a reportable event for which the 30-day notice requirement has been waived.

                  (e) No Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA.

                  (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any Subsidiary under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

                  (g) Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA.

                  (h) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable solely by reason of any transaction contemplated under this Agreement.

                  (i) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

                  (j) No material suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company or any Subsidiary, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation.

                  (k) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made when due, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles and each of the Company and each Subsidiary has performed all material obligations required to be performed under all Benefit Plans.

                  (l) The execution, delivery and performance of the Recapitalization Agreements, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the recapitalization by the Company, and the tender by the Investor of the shares of Series A Preferred Stock and the Warrants and the issue by the Company and the acceptance by the Investor of the Shares, the Conversion Shares, and the Initial Common Stock) will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

                  4.10. Legal Compliance.

                  (a) Each of the Company and each Subsidiary has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

                  (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

                  4.11. Outstanding Securities.

                  All securities (as defined in the Securities Act) of each of the Company and the Subsidiaries have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

                  4.12. Permits, Licenses and Approvals; Intellectual Property and Other Rights.

                  To the knowledge of the Company, each of the Company and each Subsidiary owns or possesses all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights, and all rights and privileges with respect to any of the foregoing, as are necessary for the conduct of its business as now being conducted and as proposed to be conducted. Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, licenses, permits, consents, approvals or other authority. To the knowledge of the Company, the rights of (and use by) each of the Company and each Subsidiary with respect to such or any other patents, patent rights, trademarks, trademark rights, trade names, trade name rights or copyrights do not conflict with or infringe any rights of others in a manner which could reasonably be expected to result in a Material Adverse Effect and no such claim of conflict or infringement has been asserted by any Person.

                  4.13. Properties.

                  Each of the Company and each Subsidiary has good and marketable title to its real property. Certain real property used by the Company or the Subsidiaries in the conduct of their respective businesses is held under lease, and neither the Company nor any Subsidiary is aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default.

                  4.14. Environmental Compliance.

                  To the Company's knowledge, the Company (i) is not in violation of any Environmental Laws in effect in any jurisdiction in which any properties owned, operated or leased by the Company or any of its Subsidiaries are located or where any of them conducts its business, (ii) does not own, operate or lease any real property contaminated with any Hazardous Materials, at levels or in amounts that require investigation or remediation under any Environmental Laws, (iii) is not liable or alleged to be liable for any off-site transportation, treatment, storage or disposal of Hazardous Materials or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim arising under Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, and no executive officer of the Company has received written or oral notice of any pending investigation which might lead to such a claim.

                  4.15. Offering of Shares.

                  None of the Company, any Subsidiary, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company

(A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Investors and other investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

                  4.16. SEC Reports.

                  The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Investor with copies of (i) its Annual Report on Form 10-K for the fiscal year ended June 30, 2001, (ii) its Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002 and (iii) its Proxy Statement dated October 12, 2001 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates or as subsequently supplemented or amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.17. Other Names.

                  The businesses previously or presently conducted by the Company and the Subsidiaries have not been conducted under any corporate, trade or fictitious name, other than those names listed on Schedule 2 hereto.

                  4.18. Brokers.

                  No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Recapitalization Agreement, the Stockholders' Agreement, the Registration Rights Agreement, or the Certificate of Designations or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries or Affiliates.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                  The Investor represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

                  5.1 Corporate Power and Authority.

                  The Investor has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement, the Stockholders' Agreement (if a party thereto) and the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders' Agreement (if a party thereto) and the Registration Rights Agreement by the Investor have been duly authorized by all required corporate and other actions. The Investor has duly executed and delivered this Agreement, the Stockholders' Agreement (if a party thereto) and each of the Registration Rights Agreement, and this Agreement, the Stockholders' Agreement (if a party thereto) and the Registration Rights Agreement constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to the rights of creditors generally from time to time in effect, to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

                  5.2 Investment Intent.

                  The Investor is acquiring the Initial Common Stock and the Shares to be delivered in the Recapitalization for its own account for investment and not with a view to any distribution thereof in violation of applicable securities laws; provided, however, that the Investor may transfer record and/or beneficial ownership of the Initial Common Stock, the Shares or the Conversion Shares to one or more Affiliates, officers or employees of Affiliates or investment funds managed by Affiliates of the Investor so long as such transfer is made in compliance with the Securities Act and any applicable state securities laws. It is understood that the disposition of the Investor's property shall at all times be within the Investor's control. If the Investor should in the future decide to dispose of any of its Initial Common Stock, Shares or Conversion Shares, it is understood that it may do so only in compliance with the Securities Act, applicable securities laws and this Agreement. The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  5.3 Access.

                  The Investor has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and its Affiliates and receive answers thereto, as the Investor deems necessary in connection with its decision to participate in the Recapitalization.

                  5.4 Investor Qualification.

                  (a) The Investor owns the shares of Series A Preferred Stock and Warrants set forth opposite the Investor's name in Schedule 1 hereto.

                  (b) The Investor (alone or with the aid of its investment advisors) has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment in the Initial Common Stock and the Shares.

                  (c) The Investor is able to bear the economic risk of an investment in the Initial Common Stock and the Shares and has the ability to hold the Initial Common Stock and the Shares to be acquired by such Investor indefinitely and the ability to suffer a complete loss of such investment.

                  (d) The Investor is familiar with the type of investment which the Initial Common Stock and the Shares constitute and has reviewed the investment in the Initial Common Stock and the Shares subscribed herein with tax and legal counsel and investment representatives to the extent deemed advisable. The Investor believes that the Initial Common Stock and the Shares and the amount of such Investor's investment are consistent with such Investor's overall investment program and financial position.

                  (e) All information the Investor has supplied to the Company is true and accurate.

                  (f) The Investor will immediately notify the Company if any of the representations and warranties made herein become untrue.

SECTION 6. TRANSFER OF SECURITIES

                  6.1 Restrictions.

                  The Investor agrees that it will not sell or otherwise dispose of any Initial Common Stock, Shares or Conversion Shares unless such Initial Common Stock, Shares or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all certificates evidencing Initial Common Stock, Shares or Conversion Shares a legend stating or referring to such transfer restrictions and require, as a condition to transfer, from the Investor and any proposed transferee of the Investor, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made in compliance with, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws; provided, however, that no such legend shall be endorsed on any such certificates which, when issued, are no longer subject to the restrictions of this Section 6.


SECTION 7. INFORMATION AS TO THE COMPANY

                  7.1. Financial Information.

                  (a) The Company will maintain, and cause each Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with United States generally accepted accounting principles consistently applied.

                  (b) So long as any of the Shares remain Outstanding, the Company will deliver to each Investor without duplication of any of the items listed below, the following:

                           (i) within ninety-five (95) days after the close of
                  each fiscal year of the Company, (A) an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (B) audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year; and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year, provided that the delivery within such time period of the Company's Form 10-K and annual report to each Investor shall satisfy its obligation under this Section 7.1(b)(i);

                           (ii) as soon as practicable, copies (A) of all
                  financial statements, proxy material or reports sent to the Company's or any Subsidiary's stockholders (other than wholly owned Subsidiaries), (B) of any public press releases and (C) of all reports or registration statements (without exhibits) filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

                           (iii) within fifty (50) days after the close of each
                  of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, signed by a Financial Officer of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period, provided that the delivery within such time period of the Company's Form 10-Q shall satisfy its obligations under this Section 7.1(b)(iii);

                           (iv) within fifty (50) days after the close of each
                  fiscal quarter of the Company, a certificate of an officer of the Company certifying the Company's compliance with the covenants contained in Section 10 of this Agreement;

                           (v) as soon as practicable and without duplication of
                  any of the above items, any other materials furnished to holders of the Company's Common Stock;

                           (vi) as soon as practicable, such other information
                  as may reasonably be requested by a Investor;

                           (vii) as soon as practicable and upon the receipt of
                  consent the Company's independent public accountants, copies of management letters with respect to the Company or its Subsidiaries or their operations submitted to the Company by such independent public accountants;

                           (viii) as soon as practicable, copies of the annual
                  budget within 90 days after the beginning of each fiscal year; and

                           (ix) as soon as practicable, notice of default under
                  any material agreement, contract or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound; and

                           (x) as soon as practicable after any regularly
                  scheduled meeting of the Company's Board of Directors, (1) copies of the minutes of any previous Board meetings submitted to the Board of Directors for ratification and approval, (2) the agenda from the most recent Board meeting and (3) selected financial and operational reports relating to the Company that have been delivered to the Board of Directors and deemed to be materially important by the Company's management; provided, further, that if the Investor requests additional written materials indicated on the agenda, the Company shall provide such information to the Investor as well.

                  In lieu of the foregoing clauses (i) to (x), the Company may deliver, as soon as practicable, to each Investor any materials furnished to the Company's lenders under the Credit Agreement so long as such materials include information substantially similar to the information described in clauses (i) to
(x) of this Section 7.1(b).

                  The Company's obligations under this Section 7.1(b), Section 7.2, Section 7.3 and Section 7.5 shall terminate with respect to any Investor, if after any sale or conversion of Shares by such Investor, such Investor ceases to hold a number of Shares equal to or greater than 10% of the number of Shares set forth opposite such Investor's name on Schedule 1 hereto.

                  (c) All such financial statements referred to in this Section
7.1 shall be prepared in accordance with United States generally accepted accounting principles consistently applied (except for any change in accounting principles specified therein and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

                  (d) Without limiting the foregoing provisions of this Section 7.1, the Company agrees that, if requested in writing by any Investor, it will not deliver to such Investor(until otherwise instructed by such Investor) (x) any non-public information or non- public materials regarding the Company or any Subsidiary (whether described in this Section 7.1 or otherwise) and (y) any information (whether or not included in clause (x)) which such Investor specifies that it does not want to receive. The Company shall comply with any such request with respect to each such Investor until instructed otherwise by the Investor.

                  7.2. Communication with Accountants.

                  With the prior written approval of the Company (such approval not to be unreasonably withheld or delayed), and subject to the terms and conditions set forth in such approval, the Investor may communicate directly with the independent certified public accountants for the Company or any Subsidiary and with the Company's prior written consent (such approval not to be unreasonably withheld or delayed) may receive from such accountants any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary.

                  7.3. Inspection.

                  The Company will permit each Investor holding Shares representing such amounts specified in Section 7.1(b) hereof and any authorized representative of such Investor to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their respective books and records and to discuss with their officers their books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary, all at such reasonable times and as often as may be reasonably requested.

                  7.4. Notices.

                  The Company will give notice to all holders of Shares promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

                  (a) any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $200,000 (or the equivalent thereof in other currencies) in respect of which the Company or any Subsidiary is liable;

                  (b) any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries (i) which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the ability of the Company to perform its obligations under the Recapitalization Agreements, the Stockholders' Agreement, the Registration Rights Agreement, or the Certificate of Designations or (ii) which involves primarily a claim for damages if the amount involved, exclusive of interest and costs, exceeds $2,000,000;

                  (c) if any (i) "reportable event" (as such term is described in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section

412(a) of the Code) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that is subject to the funding requirements of ERISA and the Code or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA.

                  (d) each of the Company and its Subsidiaries shall immediately notify the holders of Shares, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect.

                  Such notice, (i) with respect to (a), shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and, (ii) with respect to (b), (c) or (d), shall specify the nature of any such matter referred to in such clause, what action the Company or any Subsidiary proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.


                  7.5 Management Conferences.

                  (a) Within two (2) weeks after each regularly scheduled meeting of the Company's Board of Directors, the Company will hold a teleconference for the Investor and all other Investors holding Shares representing such amounts specified in Section 7.1(b) hereof with the Company's senior management to discuss the Board materials distributed to the Investors.

                  (b) Notices for each teleconference session will be sent to Investors no less than two (2) days prior to each such meeting.

                  7.6. Confidentiality.

                  (a) The Investor agrees to keep any information delivered or made available by the Company pursuant to Section 5.3 or this Section 7 confidential from anyone other than persons employed or retained by such Investor (who shall be informed of and agree to maintain the confidentiality obligation imposed by this Section 7.6); provided that nothing herein shall prevent any Investor from disclosing such information (i) to any of its Affiliates, (ii) upon the order of any court or administrative agency or as otherwise required by law, (iii) upon the request or demand of any regulatory agency or authority, (iv) which had been publicly disclosed or is otherwise publicly available other than as a result of a disclosure by the Investor prohibited by this Agreement, (v) in connection with any litigation to which the Investor may be a party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder, or (viii) to such Investor's legal counsel and independent auditors.

                  (b) The Investor agrees not to use, and to cause its Affiliates not to use, any confidential information delivered or made available by the Company pursuant to Section 5.3 or this Section 7 to purchase or sell any securities of the Company in a manner or under circumstances that would violate the Securities Exchange Act.


SECTION 8. CONDITIONS TO INVESTOR'S OBLIGATIONS

                  The Investor's obligations hereunder are subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Investor):

                  8.1 Certificate of Designations; Registration Rights
Agreement.

                  (a) The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Designations in the form of Exhibit A hereto.

                  (b) The Company, the Investors and certain officers of the Company named therein shall have entered into a Stockholders' Agreement substantially in the form of Exhibit B hereto.

                  (c) The Company shall have entered into the Registration Rights Agreement with the Investor substantially in the form of Exhibit C hereto.

                  8.2 Payment and Certificates for Initial Common Stock and Shares.

                      The Investor shall concurrently receive the cash payment and the certificates for the Initial Common Stock and the Shares contemplated by
Section 2(b) hereof.

                  8.3. Accuracy of Representations and Warranties.

                       The representations and warranties of the Company contained in the Recapitalization Agreement or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  8.4. Compliance with Agreements.

                       The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Recapitalization Agreements and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

                  8.5. Officers' Certificates.

                       The Investor shall have received a certificate dated the Closing Date and signed by the President or Chief Executive Officer and by the Secretary or the Treasurer of the Company, to the effect that the conditions of Sections 8.1(a), 8.3, 8.4 and 8.8 have been satisfied.

                  8.6. Proceedings.

                       All corporate and other proceedings in connection with the transactions contemplated by the Recapitalization Agreements, and all documents incident thereto, shall be in form and substance satisfactory to the Investor and its counsel, and the Investor shall have received all such originals or certified or other copies of such documents as the Investor or its counsel may reasonably request.

                  8.7. Legality; Governmental and Other Authorization.

                       The recapitalization of the Series A Preferred Stock and the Warrants for the Initial Common Stock and the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Investor and shall not subject the Investor to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by the Recapitalization Agreements, shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Investor, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance reasonably satisfactory to the Investor and its special counsel, to enable the Investor to establish compliance with this condition.

                  8.8. No Material Adverse Change.

                       There shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since March 31, 2002.

                  8.9 Opinion of Counsel.

                      The Investor shall have received an opinion, dated the Closing Date and addressed to the Investor, of Cravath, Swaine & Moore, as counsel for the Company, substantially in the form set forth in Exhibit D hereto.

                  8.10. Recapitalization of Series A Preferred Stock and
Warrants.

                        The recapitalization of 157,715.2402 shares of the Series A Preferred Stock and 9,841,493 of the Warrants for the Initial Common Stock and the Shares pursuant to the Recapitalization Agreements between each of the Investors and the Company shall be or shall have been consummated.

                  8.11. Other Documents.

                        The Investor shall have received such other documents, in form and substance satisfactory to the Investor and its counsel, relating to matters incident to the transactions contemplated hereby as the Investor may reasonably request.

                  8.12. Additional Conditions.

                  (a) The Company shall have received approval from the American Stock Exchange for the listing of the Initial Common Stock and the Conversion Shares.

                  (b) The Credit Agreement shall have been amended in the form of amendment attached hereto as Exhibit E and $21,303,000 shall be available thereunder for distribution to the Investors in the Recapitalization.

                  (c) The Institutional Investors (as defined in the Registration Rights Agreement) shall have entered into the Institutional Investor Registration Rights Agreement (as defined in the Registration Rights Agreement), as amended and restated.

                  (d) Louis Dreyfus Corporation shall have entered into the LDC Registration Rights Agreement (as defined in the Registration Rights Agreement), as amended and restated.

                  (e) Holders of at least two-thirds of the Series A Preferred Stock shall have entered into Recapitalization Agreements on or before June 27, 2002.

                  (f) The Company shall have repurchased the 4,130,473 shares of Common Stock owned by First Reserve Fund VI, Limited Partnership.


SECTION 9. CONDITIONS TO THE COMPANY'S OBLIGATIONS

                  9.1 The Company's obligations hereunder are subject to the satisfaction of the following conditions at the Closing (any of which may be waived by the Company):

                  (a) The Company shall have received approval from the American Stock Exchange for the listing of the Initial Common Stock and the Conversion Shares.

                  (b) The Credit Agreement shall have been amended in the form of amendment attached hereto as Exhibit E and $21,303,000 shall be available thereunder for distribution in the Recapitalization.

                  (c) The Institutional Investors (as defined in the Registration Rights Agreement) shall have entered into the Institutional Investor Registration Rights Agreement (as defined in the Registration Rights Agreement), as amended and restated.

                  (d) Louis Dreyfus Corporation shall have entered into the LDC Registration Rights Agreement (as defined in the Registration Rights Agreement), as amended and restated.

                  (e) Holders of at least two-thirds of the Series A Preferred Stock shall have entered into the Registration Rights Agreement and Recapitalization Agreements.

                  (f) Each Investor shall have provided to the Company a properly executed and updated Form W-9, Form W-8BEN, Form W-8ECI or Form W-8EXP, as applicable, upon which the Company may rely in satisfying its withholding obligations with respect to the Series A Preferred Stock and the Series B Preferred Stock.

                  (g) The Company shall have repurchased the 4,130,473 shares of Common Stock owned by First Reserve Fund VI, Limited Partnership.


SECTION 10. AFFIRMATIVE COVENANTS

         The Company covenants and agrees as follows:

                  10.1. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.

                        The Company will, and will cause each Subsidiary to:

                  (a) maintain their respective corporate existence, rights and other franchises in full force and effect; provided, that the Company may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of rights or other franchises, if in the opinion of the Company it is no longer in the Company's best interests to maintain such existence, rights or other franchises;

                  (b) maintain their respective tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of their respective businesses;

                  (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees; provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply could not reasonably be expected to have a Material Adverse Effect;

                  (d) pay promptly when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment could not reasonably be expected to have a Material Adverse Effect; and

                  (e) keep adequately insured, by insurers of nationally recognized stature, all its properties (excluding terminal equipment, underground pipelines and above-ground storage tanks, all of which are self-insured in a manner the Company believes to be fiscally prudent) of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary; provided, however, that the Company may self-insure in a manner believed to be fiscally prudent by the Company.

                  10.2. Environmental Matters.

                        Each of the Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where any failure to so act could not, individually or in the aggregate, have a Material Adverse Effect.


SECTION 11. NEGATIVE COVENANTS

                  The Company covenants and agrees that without the prior written consent of (i) in the case of Section 11.1(a), Section 11.1(b) and
Section 11.1(f), two-thirds of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, with each share of Series A Preferred Stock or Series B Preferred Stock entitled to such number of votes per share equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is convertible on the date of the vote and (ii) in all other cases, two-thirds of the outstanding Shares:

                  11.1. No Dilution or Impairment; No Changes in Capital Stock.

                        The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Recapitalization Agreements, the Certificate of Designations, the Registration Rights Agreement or the Stockholders' Agreement (it being understood that the Company will not be prohibited from taking actions that are permitted by the terms of such agreements). The Company (a) will not issue any shares or class or series of equity or equity-linked security, which is senior to, or pari passu with, the Series B Convertible Preferred Stock as to dividend payments or amounts payable in the event of liquidation or winding-up of the Company other than any additional shares of Series A Preferred Stock issued as dividends on the Series A Preferred Stock and any additional shares of Series B Preferred Stock issued as dividends on the Series B Preferred Stock, (b) except as otherwise contemplated by the TransMontaigne Inc. Certificate of Designations of Series A Convertible Preferred Stock as in existence on the date hereof, the Certificate of Designations, the Warrant Agreement or this Agreement, will not redeem, repurchase or otherwise acquire, either directly or indirectly through any of its Subsidiaries, any shares of capital stock of the Company, or any other rights or options to subscribe for or purchase any capital stock of the Company,
(c) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Shares to exceed the amount payable therefor upon such conversion, (d) will take all such action within its control as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and non-assessable shares of the Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares from time to time outstanding, (e) will not take any action which results in any adjustment of the current conversion price under the Certificate of Designations if the total number of shares of the Common Stock (or other securities) issuable after the action upon the conversion of all of the then outstanding Shares would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion or exercise and (f) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, par value per $.01 share; provided, however, that nothing herein shall be deemed to require the Company to obtain consent from holders of the Series B Preferred Stock in connection with any repurchase by the Company of shares of Common Stock owned by First Reserve Fund VI, Limited Partnership, as contemplated in Section 8.12(f).

                  11.2. Actions Prior to the Closing Date.

                        From the date hereof through the Closing Date, the Company will not, and will not permit any Subsidiary to, (a) issue or agree to issue any capital stock or any securities exercisable for, or convertible or exchangeable into, capital stock or (b) purchase, redeem or otherwise acquire any of its capital stock; provided, however, that this Section 11.2 shall not limit, or be applicable to, (i) the transactions contemplated by the Recapitalization Agreements and (ii) grants of options or issuances of Common Stock to officers, directors or employees of the Company pursuant to the current terms of the Company's 1997 Option Plan.

                  11.3. Additional Issuances of Series B Convertible Preferred Stock.

                        The Company will not issue in excess of 72,890 shares of Series B Convertible Preferred Stock, other than shares of Series B Convertible Preferred Stock issued in lieu of cash dividends on existing shares of Series B Convertible Preferred Stock.

SECTION 12. EXPENSES

                  (a) Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs, fees and expenses of the Company and its counsel in connection with the Recapitalization Agreements, the Certificate of Designations, the Stockholders'

Agreement and the Registration Rights Agreement and the issuance of the Initial Common Stock, the Shares and the Conversion Shares and the furnishing of all opinions by counsel for the Company and (ii) the reasonable fees and expenses of counsel (previously identified by the Investor and approved by the Company) in connection with the negotiation and execution of the Recapitalization Agreements, the Certificate of Designations, the Stockholders' Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby and the closing of the transactions contemplated hereby (whether or not a closing occurs hereunder and if a Closing occurs the Company will make such payment on the Closing Date); provided, however, that in the event such fees and expenses of the Investor's counsel are to exceed $25,000, a prior written estimate of such fees and expenses, including a detailed statement of accounts, shall be provided to the Company.

                  (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Investor or its agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Investor or its agents pursuant to any investigation or proceeding (other than an investigation or proceeding initiated by an Investor) against any or all of the Company, the Investor, or their respective agents, arising out of or in connection with the Recapitalization Agreement, or the issuance of the Initial Common Stock or the Shares (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Investor or its agents or is commenced or filed against the Investor or its agents because of the Recapitalization Agreements, the Stockholders' Agreement, the issuance of the Initial Common Stock or the Shares or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was gross negligence or willful misconduct on the part of the Investor or its agents. The Company shall assume the defense, and shall have its counsel represent the Investor and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Investor, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or
(iii) the Investor, or such agent of the Investor, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such reasonable counsel fees and expenses (but only for one counsel for the Investors and their agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

                  (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance of the Initial Common Stock or the Shares to the Investors and the execution and delivery of the Recapitalization Agreements, the Stockholders' Agreement, the Registration Rights Agreement and any other documents or instruments contemplated hereby or thereby and will hold the Investor harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

                  (d) The obligations of the Company under this Section 12 shall survive the Closing hereunder and any termination of the Recapitalization Agreements.


SECTION 13.  INDEMNIFICATION

                  (a) The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement, the Registration Rights Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive, and shall continue in effect following, the execution and delivery of the Recapitalization Agreements, the Registration Rights Agreement, the closing hereunder and thereunder, any investigation at any time made by the Investor or on its behalf or by any other Person, the issuance, sale and delivery of the Shares or the Initial Common Stock, any disposition thereof and any payment, conversion or cancellation of the Shares; provided, that this Section 13 shall terminate upon conversion of all of the Shares. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

                  (b) The Company agrees to indemnify and hold the Investor harmless from and against, and will pay to the Investor the full amount of, any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Investor resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in this Recapitalization Agreement, or in the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith; provided, however, that the Company shall not be required to indemnify the Investor or any other indemnified party for any diminution in the value of the Shares, the Initial Common Stock or the Conversion Shares. If an indemnity is sought pursuant to this Section 13 for any breach of the representations and warranties of the Company contained in this Redemption Agreement, or in the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith, other than the representations and warranties set forth in Section 4.2(a) hereto and other than any claim of fraud or under Rule 10b-5 under the Securities Exchange Act, such indemnity shall be the sole remedy for such breach.

                  (c) The Company will defend, indemnify and hold harmless the Investor, its employees, officers, directors, stockholders, partners, agents, representatives and assigns, from and against any judgments, suits and claims, joint or several, and any loss, damage, liability and expense (including attorneys' fees and expenses and costs of investigation) arising out of (i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any Subsidiary; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any Subsidiary; (iii) any violation of any Environmental Law by the Company or any Subsidiary or any of their agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company or any Subsidiary; and (v) any liability arising out of or related to the off-site shipment, disposal, treatment, handling, storage or transportation of Hazardous Materials; provided, however, that the Company shall not be required to indemnify the Investor or any other indemnified party for any diminution in the value of the Shares, the Conversion Shares or the Initial Common Stock. This Section 13(c) shall survive any payment, conversion or transfer of Shares or Initial Common Stock and any termination of this Agreement.


SECTION 14. NOTICE OF SALE

                  (a) The Investor may not sell, transfer or agree to sell or transfer any of its shares of Common Stock held on the Closing Date (including, but not limited to, the Initial Common Stock) and any shares of Common Stock received upon the conversion or redemption of the Series B Preferred Stock in excess of three percent (3%) of the then outstanding Common Stock during any nine (9) month period to any Person other than an Affiliate of the Investor unless the Investor has first provided written notice to the Company of its intention to sell or transfer such shares at least fifteen (15) calendar days prior to such sale, transfer or agreement (the "Notice Period"); provided, that if such shares have not been sold or transferred within the ninety (90) Business Day period immediately following the expiration of the Notice Period such Investor shall be required to issue another notice of its intention to sell pursuant to this Section 14.

                  (b) Nothing in this Section 14 shall be deemed to restrict the transfer of record and/or beneficial ownership of shares of Common Stock from an Investor to one or more Affiliates of such Investor.


SECTION 15. MISCELLANEOUS

                  15.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three (3) days after mailing (one
(1) business day in the case of express mail or overnight courier service), as follows:

                  (i)      if to the Company, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Phone:  (303) 626-8200
                           Fax:      (303) 626-8228
                           Attention:  Erik B. Carlson

                  with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York 10019
                           Phone:  (212) 474-1600
                           Fax:      (212) 474-3700
                           Attention:  Kris F. Heinzelman, Esq.

                  (ii) If to the Investor, to the address indicated on Schedule 1 hereto.

                  15.2. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assignees. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes and terminates all prior agreements and understandings, both oral and written (including those contained in the letter agreement dated April 17, 2002 between the Company and the Investor), between the parties hereto relating to the subject matter hereof.

                  15.3. Amendments and Waiver. The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of (1) the Company and (2) either (A) the Investor or (B) in the case of an amendment, waiver, modification or termination applicable to all Recapitalization Agreements, the holders of two-thirds of the outstanding Shares; provided, however, that no such amendment, waiver, modification or termination shall change this Section 15.3 without the written consent of the Investors then holding Shares.

                  15.4. Consents. The Investor acknowledges that the Series B Preferred Stock will rank pari passu with the Series A Preferred Stock as to dividend payments and amounts payable in the event of liquidation or winding up of the Company, and the Investor consents pursuant to (a) the Preferred Stock and Warrant Purchase Agreements, including Section 9 thereof and (b) the TransMontaigne Inc. Certificate of Designations of Series A Convertible Preferred Stock, including Sections 9, 11 and 12 thereof, to (1) the Recapitalization, (2) the issuance of the Series B Preferred Stock (including any shares of Series B Preferred Stock issued as dividends on such Series B Preferred Stock), (3) the performance by the Company of its obligations under the terms of this Agreement and the Certificate of Designations, as filed with the Secretary of State of the State of Delaware in June 2002, in respect of the Series B Preferred Stock issued in connection with the Recapitalization and any shares of Series B Preferred Stock issued as dividends on such Series B Preferred Stock and (4) the repurchase by the Company of 4,130,473 shares of Common Stock owned by First Reserve Fund VI, Limited Partnership as contemplated in Section 8.12(f). The Investor agrees that none of (i) the issuance by the Company of the Initial Common Stock, (ii) the issuance by the Company of the Series B Preferred Stock (including any share of Series B Preferred Stock issued as a dividend on such Series B Preferred Stock), (iii) the issuance by the Company of any shares of Common Stock upon redemption or conversion of shares of the Series B Preferred Stock in accordance with the terms of the Certificate of Designations or (iv) the issuance or sale of up to (whether directly or indirectly, including by assumption in a merger in which the Company is the surviving entity) at any time, and from time to time, on or prior to December 31, 2003, of up to an aggregate of 10,000,000 Additional Shares of Stock (including such number of Derivative Securities convertible, exercisable or exchangeable into or for up to 10,000,000 shares of Common Stock) in exchange for consideration in an amount per Additional Share of Stock, or in the case of Derivative Securities, consideration on a per share of Common Stock basis based on the number of shares of Common Stock issuable upon conversion, exercise or exchange of such Derivative Securities) equal to or greater than the Fair Market Value (determined at the time of the such issuance or sale and excluding any underwriters' fees or discounts), will result in an adjustment to the Conversion Price under the TransMontaigne Inc. Certificate of Designations of Series A Convertible Preferred Stock or an adjustment to the Exercise Price under the Warrant Agreement or will give rise to any rights of the Investor under Section 10 of the Preferred Stock and Warrant Purchase Agreements; furthermore, the Investor waives any right it may have (A) to cause an adjustment to the Conversion Price under Section 5(d) of the TransMontaigne Inc. Certificate of Designations of Series A Convertible Preferred Stock or an adjustment to the Exercise Price under Section 5 of the Warrant Agreement or (B) to purchase shares of capital stock of the Company under Section 10 of the Preferred Stock and Warrant Purchase Agreements, upon the occurrence of any of the events listed in clauses (i), (ii), (iii) or (iv) above. The Investor further agrees that it will not sell or transfer any shares of Series A Preferred Stock or any Warrants to any other party unless such party agrees to be bound by the agreements and waiver in the preceding sentence. Pursuant to the Certificate of Designations and this Agreement, the Investor hereby consents to the performance by the Company of its obligations under the terms of the TransMontaigne Inc. Certificate of Designations of Series A Convertible Preferred Stock as in existence on the date hereof, the Preferred Stock and Warrant Purchase Agreements and the Warrant Agreement in respect of the Series A Preferred Stock and Warrants outstanding on the Closing Date following the Recapitalization and any shares of Series A Preferred Stock issued as dividends on such Series A Preferred Stock. The Investor further agrees that the first sentence of Section 9 of the Preferred Stock and Warrant Purchase Agreements is hereby amended by deleting the phrase "two-thirds of the outstanding Shares" and inserting in lieu thereof the phrase "(i) in the case of
Section 9.1(a), Section 9.1(b) and Section 9.1(f), two-thirds of the outstanding shares of Series A Preferred Stock and the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), voting together as a single class, with each share of Series A Preferred Stock or Series B Preferred Stock entitled to such number of votes per share equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is convertible on the date of the vote and (ii) in all other cases, two-thirds of the outstanding Shares" and that the second sentence of Section 9.1 of the Preferred Stock and Warrant Purchase Agreements is hereby amended by deleting the phrase "(b) except as otherwise permitted by the Certificate of Designations or the Warrant Agreement" and inserting in lieu thereof the phrase "(b) except as otherwise contemplated by the Certificate of Designations, the Warrant Agreement, the TransMontaigne Inc. Certificate of Designations of Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware in June 2002, or the Preferred Stock Recapitalization Agreements among the Company and each of the Purchasers, dated June 27, 2002".

                  15.5. Assignability.

                  (a) Other than with respect to a transfer to an Affiliate of the Investor, no party to this Agreement may assign any of its rights, duties or obligations under this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld. The Investor shall provide the Company with reasonable notice of any transfer to an Affiliate.

                  (b) If permitted pursuant to Section 15.5(a), the Investor may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares or Initial Common Stock, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Investor would otherwise have under this Agreement or with respect to any remaining Shares or Initial Common Stock held by the Investor.

                  15.6. Governing Law; Jurisdiction; Waiver of Jury Trial.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                  (b) THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE STOCKHOLDERS' AGREEMENT, THE SHARES, THE INITIAL COMMON STOCK OR THE CONVERSION SHARES WILL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR THEMSELVES AND IN CONNECTION WITH

THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.

                  (c) THE COMPANY AND THE INVESTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE STOCKHOLDERS' AGREEMENT, THE SHARES, THE INITIAL COMMON STOCK OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE INVESTOR FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE STOCKHOLDERS' AGREEMENT, THE SHARES, THE INITIAL COMMON STOCK OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  15.7. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto from and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of their rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other parties may be entitled.

                  15.8. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  15.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                         TRANSMONTAIGNE INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted and Agreed to as of the date
first above written by the undersigned
Investor:


[            ]


By:
   ------------------------
   Name:
   Title:

                                                                       Exhibit A



                      [Form of Certificate of Designations]

                                                                       Exhibit B



                        [Form of Stockholders' Agreement]

                                                                       Exhibit C


                     [Form of Registration Rights Agreement]

                                                                       Exhibit D

                              [Form of CSM Opinion]


                  We have acted as counsel for TransMontaigne, Inc., a Delaware corporation (the "Company"), in connection with the Preferred Stock Recapitalization Agreements dated June 27, 2002 (the "Recapitalization Agreements"), between the Company and the investors listed on Schedule 1 to the Recapitalization Agreements attached thereto (the "Investors"), relating to the recapitalization of certain of the Company's Series A Convertible Preferred Stock, par value $.01 per share and Warrants, each to purchase three-fifths of a share of the Company's Common Stock, par value $.01 per share, for (i) shares of the Company's Common Stock (the "Initial Common Stock"), (ii) cash and (iii) shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Convertible Preferred Stock"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Recapitalization Agreements.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on June 27, 2002; (d) the Recapitalization Agreements; (e) the Amended and Restated Registration Rights Agreement dated June 27, 2002 (the "Registration Rights Agreement"), between the Company and the Investors; (f) the Certificate of Designations of Series B Convertible Preferred Stock; (g) the Stockholders' Agreement and (h) specimen certificates representing the Initial Common Stock and the Series B Convertible Preferred Stock.

                  Based on the foregoing, we are of the opinion as follows:

                  1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its businesses as now being conducted.

                  2. The authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, par value $.01 per share, and (ii) 2,000,000 shares of Preferred Stock, par value $0.1 per share, of which 250,000 shares have been designated as Series A Convertible Preferred Stock and 100,000 shares have been designated as Series B Convertible Preferred Stock. The Company has duly reserved for issuance an aggregate of 12,727,272 shares of its authorized Common Stock for the exercise of the conversion rights provided in Section 5 of the Certificate of Designations. The shares of Common Stock reserved for issuance upon conversion of the Series B Convertible Preferred Stock have been duly authorized and, upon issuance thereof upon conversion of the Series B Convertible Preferred Stock, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

                  3. Each of the Recapitalization Agreements, the Stockholders' Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and except insofar as rights to indemnification and contribution contained therein may be limited by Federal or state securities laws or related public policy.

                  4. When issued and delivered by the Company in accordance with the terms of the Recapitalization Agreements for the recapitalization of the shares of Series A Convertible Preferred Stock and the Warrants tendered in accordance with the terms of the Recapitalization Agreements, and assuming that the certificates for the Initial Common Stock conform as to form to the specimen certificates examined by us and that such certificates have been duly signed by the Company and countersigned by the Transfer Agent, the Initial Common Stock will be duly and validly issued, fully paid and nonassessable.

                  5. Based solely on a certificate of the Secretary of State of the State of Delaware, the Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware. When issued and delivered by the Company in accordance with the terms of the Series B Convertible Preferred Stock Certificate of Designations for the recapitalization of the shares of Series A Convertible Preferred Stock and the Warrants tendered in accordance with the terms of the Recapitalization Agreements, and assuming that the certificates for the Series B Convertible Preferred Stock conform as to form to the specimen certificates examined by us and that such certificates have been duly signed by the Company and countersigned by the Transfer Agent, the Series B Convertible Preferred Stock will be duly and validly issued, fully paid and nonassessable. The Series B Convertible Preferred Stock reserved for issuance as dividends have been duly authorized and, upon issuance thereof as dividends in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

                  6. None of the issue of the Initial Common Stock or the Series B Convertible Preferred Stock, the consummation of any other transactions contemplated by the Recapitalization Agreements or the performance of the terms of the Recapitalization Agreements (i) will conflict with, result in a breach of or constitute a default under, the Restated Certificate of Incorporation, the Amended and Restated By-laws of the Company, the Fourth Amended and Restated Credit Agreement, dated as of February 11, 2000, between the Company and Fleet National Bank (formerly known as BankBoston, N.A.), as agent or (ii) will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware or, to our knowledge, any order or decree of any court or government agency or instrumentality. In connection with the foregoing, we point out that certain of the agreements referred to in clause (i) above are or may be governed by laws other than the laws of the State of New York. For purposes of the opinion expressed in this paragraph, however, we have assumed that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York.

                  7. Assuming that the representations of the Investors made in
Section 5 of the Recapitalization Agreements are true and correct, it is not necessary in connection with the issuance, sale and delivery of the Initial Common Stock or the Series B Convertible Preferred Stock being acquired by you on the date hereof to register such Initial Common Stock or the Series B Convertible Preferred Stock under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent resale of the Initial Common Stock or the Series B Convertible Preferred Stock.

                  We are admitted to practice in the State of New York, and we express no opinion as to any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

                  We are furnishing this opinion to you, as the Investors solely for your benefit. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                                                       EXHIBIT E

                       [Form of Amended Credit Agreement]

                                   Schedule 1

                                                           Number of                        Number of
                                                           Shares of                        Shares of
                                                           Series A                         Series B
                                                          Cumulative                        Cumulative
                                                           Preferred         Number of      Preferred
Investor                             Address               Stock (1)          Warrants         Stock
-------------------------   --------------------------   --------------    -------------   ------------
Mr. Cortlandt S. Dietler    TransMontaigne Inc.              2,141.3335       133,340.00       988.0000
                            370 17th St., Suite 2750
                            Denver, CO 80202

First Reserve Fund VII,     First Reserve Corporation       26,766.6699     1,666,750.00    12,345.0000
L.P.                        Att: Mr. Ben A. Guill
                            600 Travis St., Suite
                            6000
                            Houston, TX 77002

First Reserve Fund          First Reserve Corporation       42,826.6718     2,666,800.00    19,750.0000
VIII, L.P.                  Att: Mr. Ben A. Guill
                            600 Travis St., Suite
                            6000
                            Houston, TX 77002

Fleming US Discovery        Windcrest Discovery             18,455.0837     1,149,191.00     8,511.0000
Fund III, L.P.              Capital Partners
                            Att: Mr. Robert L. Burr
                            122 East 42nd St., 47th
                            Fl.
                            New York, NY 10168

Fleming US Discovery        Windcrest Discovery              2,958.2523       184,209.00     1,364.0000
Offshore Fund III, L.P.     Capital Partners
                            Att: Mr. Robert L. Burr
                            122 East 42nd St., 47th
                            Fl.
                            New York, NY 10168

Vencap Holdings             Att: Mr. Andrew Kwee            13,199.3141       833,375.00     6,172.0000
(1987) Pte Ltd.             GIC Special Investments
                            Pte Ltd.
                            156 West 56th St., Suite
                            1900
                            New York, NY 10019



                                                          Number of      Amount of
                                                          Shares of     Cash Before        Tax
                                                           Common          Tax          Withholding     Net Cash to be
Investor                             Address                Stock       Withholding        (2)         Distributed (2)
-------------------------   --------------------------   -----------   --------------   -----------    ---------------
Mr. Cortlandt S. Dietler    TransMontaigne Inc.              161,267   $   289,000.00                  $    289,000.00
                            370 17th St., Suite 2750
                            Denver, CO 80202

First Reserve Fund VII,     First Reserve Corporation      2,015,837   $ 3,608,000.00                  $  3,608,000.00
L.P.                        Att: Mr. Ben A. Guill
                            600 Travis St., Suite
                            6000
                            Houston, TX 77002

First Reserve Fund          First Reserve Corporation      3,225,339   $ 5,773,000.00                  $  5,773,000.00
VIII, L.P.                  Att: Mr. Ben A. Guill
                            600 Travis St., Suite
                            6000
                            Houston, TX 77002

Fleming US Discovery        Windcrest Discovery            1,389,879   $ 2,488,000.00                  $  2,488,000.00
Fund III, L.P.              Capital Partners
                            Att: Mr. Robert L. Burr
                            122 East 42nd St., 47th
                            Fl.
                            New York, NY 10168

Fleming US Discovery        Windcrest Discovery              222,790   $   399,000.00                  $    399,000.00
Offshore Fund III, L.P.     Capital Partners
                            Att: Mr. Robert L. Burr
                            122 East 42nd St., 47th
                            Fl.
                            New York, NY 10168

Vencap Holdings             Att: Mr. Andrew Kwee           1,007,918   $ 1,804,000.00                  $  1,804,000.00
(1987) Pte Ltd.             GIC Special Investments
                            Pte Ltd.
                            156 West 56th St., Suite
                            1900
                            New York, NY 10019

                                                           Number of                        Number of
                                                           Shares of                        Shares of
                                                           Series A                         Series B       Number of
                                                          Cumulative                        Cumulative     Shares of
                                                           Preferred         Number of      Preferred       Common
Investor                             Address               Stock (1)         Warrants         Stock          Stock
-------------------------   --------------------------   --------------    -------------   ------------   -----------
Laughlin Trustees et al     Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
FBO                         Larkspur Services Inc.
Ricard R. Ohrstrom, Jr.     4303 Faquier Avenue
                            The Plains, VA 20198

Laughlin Trustees et al     Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
FBO                         Larkspur Services Inc.
Kenneth M. Ohrstrom         4303 Faquier Avenue
                            The Plains, VA 20198

Laughlin Trustees et al     Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
FBO                         Larkspur Services Inc.
George L. Ohrstrom          4303 Faquier Avenue
                            The Plains, VA 20198

Laughlin Trustees et al     Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
FBO                         Larkspur Services Inc.
Barnaby A. Ohrstrom         4303 Faquier Avenue
                            The Plains, VA 20198

Codan Trustees et al FBO    Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
Christopher F. Ohrstrom     Larkspur Services Inc.
                            4303 Faquier Avenue
                            The Plains, VA 20198

Codan Trustees et al FBO    Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
Mark J. Ohrstrom            Larkspur Services Inc.
                            4303 Faquier Avenue
                            The Plains, VA 20198

Codan Trustees et al FBO    Att: Ms. Casey Linehan         1,070.6667        66,670.00        494.0000         80,633
Esmond V. Harmsworth        Larkspur Services Inc.
                            4303 Faquier Avenue
                            The Plains, VA 20198

Yorktown Energy             c/o Yorktown Partners LLC     21,413.3359     1,333,400.00      9,876.0000      1,612,669
Partners III, LP            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022



                                                              Amount of
                                                             Cash Before         Tax
                                                                 Tax         Withholding     Net Cash to be
Investor                             Address                 Withholding         (2)         Distributed (2)
-------------------------   --------------------------      --------------   -----------    ---------------
Laughlin Trustees et al     Att: Ms. Casey Linehan          $   144,000.00                    $  144,000.00
FBO                         Larkspur Services Inc.
Ricard R. Ohrstrom, Jr.     4303 Faquier Avenue
                            The Plains, VA 20198

Laughlin Trustees et al     Att: Ms. Casey Linehan          $   144,000.00                    $  144,000.00
FBO                         Larkspur Services Inc.
Kenneth M. Ohrstrom         4303 Faquier Avenue
                            The Plains, VA 20198

Laughlin Trustees et al     Att: Ms. Casey Linehan          $   144,000.00                    $  144,000.00
FBO                         Larkspur Services Inc.
George L. Ohrstrom          4303 Faquier Avenue
                            The Plains, VA 20198

Laughlin Trustees et al     Att: Ms. Casey Linehan          $   144,000.00                    $  144,000.00
FBO                         Larkspur Services Inc.
Barnaby A. Ohrstrom         4303 Faquier Avenue
                            The Plains, VA 20198

Codan Trustees et al FBO    Att: Ms. Casey Linehan          $   144,000.00    $24,500.00      $  119,500.00
Christopher F. Ohrstrom     Larkspur Services Inc.
                            4303 Faquier Avenue
                            The Plains, VA 20198

Codan Trustees et al FBO    Att: Ms. Casey Linehan          $   144,000.00    $24,500.00      $  119,500.00
Mark J. Ohrstrom            Larkspur Services Inc.
                            4303 Faquier Avenue
                            The Plains, VA 20198

Codan Trustees et al FBO    Att: Ms. Casey Linehan          $   144,000.00    $24,500.00      $  119,500.00
Esmond V. Harmsworth        Larkspur Services Inc.
                            4303 Faquier Avenue
                            The Plains, VA 20198

Yorktown Energy             c/o Yorktown Partners LLC       $ 2,886,000.00                    $2,886,000.00
Partners III, LP            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

                                                           Number of                        Number of
                                                           Shares of                        Shares of
                                                           Series A                         Series B       Number of
                                                          Cumulative                        Cumulative     Shares of
                                                           Preferred         Number of      Preferred       Common
Investor                             Address               Stock (1)         Warrants         Stock          Stock
-------------------------   --------------------------   --------------    -------------   ------------   -----------
Franklin W. Hobbs           c/o Yorktown Partners LLC        214.1333        13,334.00         99.0000         16,127
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

Nicholas F. Brady Trust     c/o Yorktown Partners LLC        214.1333        13,334.00         99.0000         16,127
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

David W. Niemiec            c/o Yorktown Partners LLC        214.1333        13,334.00         99.0000         16,127
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

George H. Weiler            c/o Yorktown Partners LLC         16.0599         1,000.00          7.0000          1,209
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

Ticonderoga e-Services      Att: Mr. Robert Hannon         5,353.3340       333,350.00      2,469.0000        403,167
Fund I, LP                  20 William Street, Suite
                            G-40
                            Wellesley, MA  02481



                                                            Amount of
                                                           Cash Before        Tax
                                                              Tax          Withholding     Net Cash to be
Investor                             Address               Withholding        (2)         Distributed (2)
-------------------------   --------------------------     -------------   -----------    ---------------
Franklin W. Hobbs           c/o Yorktown Partners LLC      $    29,000.00                   $ 29,000.00
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

Nicholas F. Brady Trust     c/o Yorktown Partners LLC      $    29,000.00                   $ 29,000.00
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

David W. Niemiec            c/o Yorktown Partners LLC      $    29,000.00                   $ 29,000.00
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

George H. Weiler            c/o Yorktown Partners LLC      $     2,000.00                   $  2,000.00
                            Att: Mr. Peter A. Leidel
                            410 Park Avenue, 19th
                            Floor
                            New York, NY 10022

Ticonderoga e-Services      Att: Mr. Robert Hannon         $   722,000.00                   $722,000.00
Fund I, LP                  20 William Street, Suite
                            G-40
                            Wellesley, MA  02481

                                                           Number of                        Number of
                                                           Shares of                        Shares of
                                                           Series A                         Series B       Number of
                                                          Cumulative                        Cumulative     Shares of
                                                           Preferred         Number of      Preferred       Common
Investor                             Address               Stock (1)         Warrants         Stock          Stock
-------------------------   --------------------------   --------------    -------------   ------------   -----------
CFE, Inc.                   General Electric Capital       5,353.3340       333,350.00      2,469.0000        403,167
                            Corporation
                            Att: Mr. Mark Hempfling
                            201 High Ridge Road
                            Stamford, CT 06927

Vestar Capital              Vestar Capital Partners       10,559.4513       666,700.00      4,938.0000        806,335
Partners III, L.P.          Att: Mr. J. Christopher
                            Henderson
                            1225 17th St., Suite 1660
                            Denver, CO 80202

Wiegers & Co.               c/o Mr. George A. Wiegers        267.6665        16,668.00        123.0000         20,158
                            Wiegers & Co.
                            30 Benchmark Road #212
                            Avon, CO 81620

Wiegers Family              c/o Mr. George A. Wiegers        267.6665        16,668.00        123.0000         20,158
Foundation                  Wiegers & Co.
                            30 Benchmark Road #212
                            Avon, CO 81620
                                                         ------------        ---------      ----------     ----------
Total                                                    157,715.2402        9,841,493      72,890.000     11,902,705
                                                         ============        =========      ==========     ==========


                                                            Amount of
                                                           Cash Before        Tax
                                                              Tax          Withholding     Net Cash to be
Investor                             Address               Withholding        (2)         Distributed (2)
-------------------------   --------------------------     -------------   -----------    ---------------
CFE, Inc.                   General Electric Capital       $   722,000.00                  $   722,000.00
                            Corporation
                            Att: Mr. Mark Hempfling
                            201 High Ridge Road
                            Stamford, CT 06927

Vestar Capital              Vestar Capital Partners        $ 1,443,000.00                  $ 1,443,000.00
Partners III, L.P.          Att: Mr. J. Christopher
                            Henderson
                            1225 17th St., Suite 1660
                            Denver, CO 80202

Wiegers & Co.               c/o Mr. George A. Wiegers      $    36,000.00                  $    36,000.00
                            Wiegers & Co.
                            30 Benchmark Road #212
                            Avon, CO 81620

Wiegers Family              c/o Mr. George A. Wiegers      $    36,000.00                  $    36,000.00
Foundation                  Wiegers & Co.
                            30 Benchmark Road #212
                            Avon, CO 81620
                                                           --------------     ----------   --------------
Total                                                      $21,303,000.00     $73,500.00   $21,229,500.00
                                                           ==============     ==========   ==============

----------
(1) Whole shares are held in certificate form by each Investor, fractional shares are held by EquiServe Trust Company, N.A. in book entry.

(2) Estimated withholding tax will be withheld, and any withheld funds in excess of actual amounts of withholding will be refunded by check.

                                   Schedule 2

                               DISCLOSURE SCHEDULE

1. Preemptive Rights (4.2(a))

   Antidilution Rights Agreement dated as of April 17, 1996, by and between TransMontaigne Oil Company and Water Wagon & Co., Nominee for Merrill Lynch Growth Fund for Investment and Retirement.

2. Outstanding options, warrants, subscriptions, rights, convertible securities or other arrangements regarding capital stock of the Company.

                                                           Before Recapitalization         After Recapitalization
                                                                         Agreement                      Agreement
                                                           -----------------------         ----------------------
Employee stock options outstanding pursuant to the
1995 and 1997 Equity Incentive Plans                                     1,297,730                      1,297,730

Warrants to purchase common stock.  Each warrant
allows holder to purchase 0.6 shares of common                 11,341,568 warrants             1,500,075 warrants
stock at $14.00 per share                                   6,804,937 common stock           900,045 common stock
                                                                       equivalents                    equivalents

Shares of common stock into which Series A could
convert at $15.00 per share                                             12,142,416                      1,628,082

Shares of common stock into which Series B could
convert at $6.60 per share                                                                             11,043,940

3. Registration Rights (4.2(d)).

   a. Registration Rights Agreement by and between TransMontaigne Inc. and the Institutional Investors dated as of April 17, 1996, as amended and restated as of June 27, 2002.

   b. Registration Rights Agreement by and between TransMontaigne Inc. and Louis Dreyfus Corporation dated as of October 30, 1998, as amended and restated as of June 27, 2002.

   c. Registration Rights Agreement by and between TransMontaigne Inc. and the Series A Convertible Preferred Stock purchasers' signatories thereto dated March 25, 1999, as amended and restated as of June 27, 2002.

4. Voting trusts, proxies or other voting arrangements with third parties (4.2(e)).

   None.

5. Antidilution Rights (4.2(f)).

   a. Employee Stock Options issued pursuant to Equity Incentive Plans of 1991, 1995 and 1997 (share adjustment only in event of stock splits).

   b. Series A Preferred Stock

6. List of Subsidiaries and Investments (4.3(a)).

       Ownership%            Name of Company
       ----------            ---------------
SUBSIDIARIES OF TRANSMONTAIGNE INC.

          100%               TransMontaigne Product Services Inc.

          100%               K123 Corporation

          97%                Refined Solutions Inc.

          100%               Republic Natural Gas Company

          100%               TransMontaigne Canada Ltd.

          100%               TransMontaigne Transport Inc.

INVESTMENTS OF TRANSMONTAIGNE INC.

        18.036%              Lion Oil Company

INVESTMENTS OF TRANSMONTAIGNE PRODUCT SERVICES INC.

          60%                Razorback Pipeline Company

7. Subsidiary options, warrants, subscription rights, convertible securities or other agreements. 4.3(b).

   All outstanding shares of capital stock of the Subsidiaries have been pledged to and are in the possession of Fleet National Bank pursuant to the Credit Agreement.

8. Restrictions on dividends from subsidiaries (4.3(c)).

   None.

9. Defaults or Conflicts (4.5(b)).

   a. Registration Rights Agreement by and between TransMontaigne Inc. and the Institutional Investors dated as of April 17, 1996, as amended and restated as of June 27, 2002.

   b. Registration Rights Agreement by and between TransMontaigne Inc. and Louis Dreyfus Corporation dated as of October 30, 1998, as amended and restated as of June 27, 2002.

10. Preemptive Rights (4.5(b)(iv)).

     Antidilution Rights Agreement dated as of April 17, 1996, by and between TransMontaigne Oil Company and Water Wagon & Co., Nominee for Merrill Lynch Growth Fund for Investment and Retirement.

11.  Material adverse change in business since 6/30/01 (4.6).

     None.

12.  Pending litigation (4.7).

     None.

13.  Benefit Plans (4.9(a)).

     TransMontaigne Product Services Inc. Savings and Profit Sharing Plan TransMontaigne Product Services Inc. PPO/Comprehensive Group Medical Plan TransMontaigne Product Services Inc. Group Dental Plan
     TransMontaigne Product Services Inc. Group Long Term Disability Insurance TransMontaigne Product Services Inc. Group Life Insurance
     TransMontaigne Product Services Inc. Voluntary Term Life Insurance TransMontaigne Product Services Inc. Section 125 Pre-Tax Salary Reduction Health Care Reimbursement Plan
     TransMontaigne Product Services Inc. Section 125 Pre-Tax Salary Reduction Dependent Care Reimbursement Plan
     TransMontaigne Product Services Inc. Blanket Accident Insurance

14.  Other names under which the Company has conducted business (4.17).

     TransMontaigne Oil Company